Exhibit 99.1

Contact:                Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 24, 2016)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 26, 2015 of $21,799,700 or $4.69 per share diluted, compared to net income of $20,066,500 or $3.85 per share diluted, in 2014.  The fourth quarter 2015 net income was $5,654,400 or $1.31 per share diluted, compared to net income of $5,610,800 or $1.09 per share diluted, for the same period last year.  Revenues for the year ended December 26, 2015 were $69,447,800, up from $61,178,700 in 2014.

“During 2015, we passed an important milestone by achieving more than $1 billion in system-wide sales.  We have a talented group of franchisees that are thriving in the current retail environment. Our leasing business continues to add dynamic, growing customers to our portfolio,” stated John L. Morgan, Chairman and Chief Executive Officer.

Winmark Corporation creates, supports and finances business. At December 26, 2015, there were 1,150 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®. An additional 88 retail franchises have been awarded but are not open. In addition, at December 26, 2015, the Company had a lease portfolio equal to $39.0 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 26, 2015	December 27, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$1,006,700	$2,089,700
Marketable securities	227,800	466,800
Receivables, net	1,416,900	1,328,200
Restricted cash	25,000	—
Net investment in leases - current	17,741,500	19,831,600
Income tax receivable	3,290,400	4,163,900
Inventories	45,200	93,500
Prepaid expenses	677,800	467,400
Total current assets	24,431,300	28,441,100

Net investment in leases — long-term	21,246,000	24,188,900
Property and equipment, net	1,121,500	1,420,300
Other assets	607,500	677,500
	$47,406,300	$54,727,800

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Line of credit	$—	$18,500,000
Notes payable, net	1,990,000	—
Accounts payable	1,643,300	1,955,500
Accrued liabilities	1,875,700	1,759,200
Discounted lease rentals	38,700	227,300
Deferred revenue	1,963,200	2,142,600
Total current liabilities	7,510,900	24,584,600

Long-Term Liabilities:
Line of credit	42,400,000	—
Notes payable, net	21,916,500	—
Discounted lease rentals	—	25,800
Deferred revenue	1,421,600	1,347,800
Other liabilities	1,216,300	1,403,200
Deferred income taxes	3,614,800	5,756,900
Total long-term liabilities	70,569,200	8,533,700

Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 4,124,767 and 4,998,512 shares issued and outstanding	406,500	422,400
Accumulated other comprehensive loss	(32,900)	(37,100)
Retained earnings (accumulated deficit)	(31,047,400)	21,224,200
Total shareholders’ equity (deficit)	(30,673,800)	21,609,500
	$47,406,300	$54,727,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
REVENUE:
Royalties	$10,681,300	$10,236,600	$41,908,000	$38,972,400
Leasing income	4,645,800	4,592,300	21,565,700	16,247,300
Merchandise sales	634,600	468,700	2,816,900	2,728,600
Franchise fees	534,600	475,000	1,788,100	1,989,700
Other	451,200	410,200	1,369,100	1,240,700
Total revenue	16,947,500	16,182,800	69,447,800	61,178,700
COST OF MERCHANDISE SOLD	597,500	463,600	2,653,100	2,619,900
LEASING EXPENSE	818,000	396,400	5,759,300	1,630,600
PROVISION FOR CREDIT LOSSES	(26,300)	36,800	(149,700)	62,900
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,867,700	5,931,500	24,094,400	23,806,000
Income from operations	9,690,600	9,354,500	37,090,700	33,059,300
INTEREST EXPENSE	(659,300)	(127,800)	(1,802,200)	(484,500)
INTEREST AND OTHER INCOME (EXPENSE)	(1,900)	(14,200)	(63,700)	14,000
Income before income taxes	9,029,400	9,212,500	35,224,800	32,588,800
PROVISION FOR INCOME TAXES	(3,375,000)	(3,601,700)	(13,425,100)	(12,522,300)
NET INCOME	$5,654,400	$5,610,800	$21,799,700	$20,066,500
EARNINGS PER SHARE — BASIC	$1.37	$1.12	$4.89	$3.96
EARNINGS PER SHARE — DILUTED	$1.31	$1.09	$4.69	$3.85
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	4,129,266	4,997,831	4,458,927	5,069,391
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	4,331,634	5,159,804	4,651,527	5,216,914